Exhibit 21.1
Enovis Corporation
Subsidiaries of the Registrant

Entity Name	Domestic Jurisdiction	Country
360 Hip Systems Pty Limited	Australia	Australia
360 Knee Systems (NZ) Limited	New Zealand	New Zealand
360 Knee Systems Pty Ltd	Australia	Australia
360 Med Care Pty Ltd	Australia	Australia
Armac, Inc.	New Jersey	United States
Athena Finance Limited	Barbados	Barbados
Cefar-Compex Medical AB	Sweden	Sweden
Chattanooga Europe, B.V.	Belgium	Belgium
Colfax (Wuxi) Pump Company Limited	China	China
Colfax Group GmbH	Germany	Germany
DJ Orthopedics de Mexico, S.A. de C.V.	Mexico	Mexico
DJ Orthopedics Services, SA de CV	Mexico	Mexico
DJO Asia-Pacific Ltd.	Hong Kong	Hong Kong
DJO Benelux B.V.	Belgium	Belgium
DJO Brasil Ltda.	Brazil	Brazil
DJO Canada Inc.	Ontario	Canada
DJO Consumer, LLC	Delaware	United States
DJO Finance LLC	Delaware	United States
DJO France S.A.S.	France	France
DJO Global India Healthcare Private Limited	India	India
DJO Global Pty Ltd	Australia	Australia
DJO Global Switzerland SARL	Switzerland	Switzerland
DJO Global, Inc.	Delaware	United States
DJO Iberica Productos Ortopedicos S.L.	Spain	Spain
DJO Italia SRL	Italy	Italy
DJO Medical Device Trading (Shanghai) Ltd.	China	China
DJO Nordic Aktiebolag	Sweden	Sweden
DJO Tunisie SARL	Tunisia	Tunisia
DJO UK Ltd.	England and Wales	United Kingdom
DJO, LLC	Delaware	United States
Empi, Inc.	Minnesota	United States
Encore Medical GP, LLC	Nevada	United States
Encore Medical Partners, LLC	Nevada	United States
Encore Medical, L.P.	Delaware	United States
Enovis Athena GmbH	Switzerland	Switzerland
Enovis Ireland Limited	Dublin	Ireland
Enovis Japan Co., Ltd.	Japan	Japan
Enovis Poland SP z.o.o.	Poland	Poland
Enovis Services, Unipessoal LDA	Lisbon	Portugal
Enovis Slovakia s.r.o.	Slovakia	Slovakia
Enovis South Africa (Pty) Ltd.	South Africa	South Africa
Enovis Surgical Australia Pty Limited	Australia	Australia
Enovis Surgical Brasil Ltda	Brazil	Brazil

Enovis Surgical GB Limited	United Kingdom	United Kingdom
Insight Medical Systems, Inc.	Delaware	United States
KICO Knee Innovation Company Pty Limited	Australia	Australia
LimaCorporate SpA	Italy	Italy
Lima Austria GmbH	Austria	Austria
Lima (Beijing) Medical Devices Co.	China	China
Lima Belgium S.p.r.l.	Belgium	Belgium
Lima CZ s.r.o.	Czech Republic	Czech Republic
Lima Denmark ApS	Denmark	Denmark
Lima Deutschland GmbH	Germany	Germany
Lima France SaS	France	France
Lima Implantes Portugal S.U. Lda.	Portugal	Portugal
Lima Implantes SL	Spain	Spain
Lima Korea Co., Ltd	Korea, republic of	Korea, republic of
Lima Netherlands BV	Netherlands	Netherlands
Lima Orthopaedics Australia Pty Ltd	Australia	Australia
Lima Orthopaedics New Zealand Pty Ltd	New Zealand	New Zealand
Lima Orthopaedics South Africa (Pty) Ltd	South Africa	South Africa
Lima Orthopaedics Sweden AB	Sweden	Sweden
Lima Orthopaedics Canada Inc.	Canada	Canada
Lima Ortopedija I implantati, d.o.o.	Croatia	Croatia
Lima SM S.p.A.	San Marino	San Marino
Lima Switzerland SA	Switzerland	Switzerland
Lima USA Inc.	Indiana	United States
LiteCure LLC	Delaware	United States
Litecure Asia Limited	Hong Kong	Hong Kong
Litecure, LLC (Shanghai)	China	China
LT Technology Ltd	China	China
Mathys (Schweiz) GmbH	Switzerland	Switzerland
Mathys AG Bettlach	Switzerland	Switzerland
Mathys Ltd.	New Zealand	New Zealand
Mathys Orthopaedics Belux NV	Belgium	Belgium
Mathys Orthopaedics BV	Netherlands	Netherlands
Mathys Orthopaedics Limited	England and Wales	United Kingdom
Mathys Orthopaedie GmbH	Germany	Germany
Mathys Orthopaedie GmbH	Austria	Austria
Mathys Orthopedie SAS	France	France
Medshape, Inc.	Delaware	United States
Mo Milling Pty Ltd	Australia	Australia
Motion Parent, Inc.	Delaware	United States
MT Central Finance SARL	Switzerland	Switzerland
NovaStep Inc.	Delaware	United States
Novastep SAS	France	France
Ormed GmbH	Germany	Germany
Ortho Pros Express, Inc.	North Carolina	United States
Orthomed Medizintechnik GmbH	Austria	Austria
Precision AI Pty Ltd	Queensland	Australia
Quantum Ops, Inc.	Delaware	United States

Rikco International, LLC	Wisconsin	United States
Surgi-Care, Inc.	Massachusetts	United States
Trilliant Surgical, LLC	Texas	United States